EXHIBIT E

                        Form of Letter from the Fund
      to Investors in Connection with the Fund's Acceptance of Tenders of
                        Limited Partnership Interests

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST IN THE
FUND.

                                                                January 28, 2005


Dear Investor:

         SEI OPPORTUNITY MASTER FUND, L.P. (the "Fund") has received and accepted for purchase your tender of your limited partnership interest in the Fund.

         Because you have tendered and the Fund has accepted your tender request, you have been issued a non-transferable promissory note, which SEI Private Trust Company holds on your behalf, entitling you to 90% of the purchase price of the interest you tendered, based on the unaudited net asset value of the Fund, estimated as of March 31, 2005 (the "Valuation Date"), in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to your account, in accordance with your Letter of Transmittal dated ____________, no later than April 29, 2005, unless the valuation date for this tender offer has changed, or the Fund has requested a withdrawal of its capital from portfolio funds in which it has invested (in which case payment will be made no later than 10 business days after the Fund has received at least 90% of the aggregate amount withdrawn from its portfolio funds). Since you tendered your entire interest in the Fund, you will remain an Investor of the Fund only until the Valuation Date.

         The terms of the tender offer and the issued promissory note provide that a contingent payment representing the balance of the purchase price, if any, will be paid to you promptly after the completion of the Fund's audit for its fiscal year ended March 31, 2005. We expect the audit to be completed by the end of May 2005.

         If you have any questions, please feel free to contact your account service director.

                                   Sincerely,

                                   SEI OPPORTUNITY MASTER FUND, L.P.

                        Form of Letter from the Fund
         Investors in Connection with the Fund's Acceptance of Tenders of
                        Limited Partnership Interests

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR INTEREST IN THE FUND.

                                                                January 28, 2005


Dear Investor:

         SEI OPPORTUNITY MASTER FUND, L.P. (the "Fund") has received and accepted for purchase your tender of a portion of your limited partnership interest in the Fund.

         Because you have tendered and the Fund has accepted your tender request, you have been issued a non-transferable promissory note, which SEI Private Trust Company will hold on your behalf, under which you are entitled to receive a payment of the purchase price of the portion of your interest tendered, based on the unaudited net asset value of the Fund, estimated as of March 31, 2005, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to your account, in accordance with your Letter of Transmittal dated ____________, no later than May 5, 2005, unless the valuation date for this tender offer has changed, or the Fund has requested a withdrawal of its capital from portfolio funds in which it has invested (in which case payment will be made no later than 10 business days after the Fund has received sufficient funds from its portfolio funds), provided that your account retains the required minimum balance, in accordance with the terms of the tender offer. You will remain an Investor of the Fund with respect to the portion of your interest in the Fund that you did not tender.

         If you have any questions, please feel free to contact your account service director.

                                   Sincerely,

                                   SEI OPPORTUNITY MASTER FUND, L.P.

                        Form of Letter from the Fund
         to Investors in Connection with the Fund's Payment of Tenders of
                        Limited Partnership Interests


THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST IN THE
FUND.

                                                                Xxxxxxx xx, 2005


Dear Investor:

         As we advised you by letter dated January 28, 2005, SEI OPPORTUNITY MASTER FUND, L.P. (the "Fund") has received and accepted for purchase your tender of your limited partnership interest in the Fund, and has issued you a promissory note (held for you by SEI Private Trust Company) that entitles you to payments equal to the value of your interest, in accordance with the terms of the tender offer. Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in the Fund and the manner in which payment of the purchase price is being distributed, in accordance with the terms of the tender offer.

         You have received a cash payment in an amount equal to 90% of the purchase price of the interest tendered, based on the unaudited net asset value of the Fund, estimated as of March 31, 2005. The funds were wired directly into your account. Since you tendered and the Fund accepted for purchase your entire interest, you remained an Investor of the Fund only until March 31, 2005.

         The balance of the purchase price will be paid to you after the completion of the Fund's year-end audit for the fiscal year ending March 31, 2005, and is subject to year-end audit adjustment. This amount will be paid promptly after the conclusion of the year-end audit, or on such earlier date as the Fund's Board of Directors may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of May 2005.

         If you have any questions, please feel free to contact your account service director.

                                   Sincerely,

                                   SEI OPPORTUNITY MASTER FUND, L.P.


Enclosure

                        Form of Letter from the Fund
   to Investors in Connection with the Fund's Payment of Tenders of
                        Limited Partnership Interests


THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR INTEREST IN THE FUND.

                                                                 Xxxxxx xx, 2005


Dear Investor:

         As we advised you by letter dated January 28, 2005, SEI OPPORTUNITY MASTER FUND, L.P. (the "Fund") has received and accepted for purchase your tender of a portion of your limited partnership interest in the Fund, and has issued you a promissory note (held for you by SEI Private Trust Company) that entitles you to payment equal to the value of your interest, in accordance with the terms of the tender offer. Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of a portion your interest in the Fund and the manner in which payment of the purchase price is being distributed, in accordance with the terms of the tender offer.

         You have received a cash payment in an amount equal to the purchase price of the portion of your interest tendered, based on the unaudited net asset value of the Fund, estimated as of March 31, 2005, provided that your account retained the required minimum balance, in accordance with the terms of the tender offer. The funds were wired directly into your account. You remain an Investor of the Fund with respect to any portion of your interest in the Fund that you did not tender; with respect to the portion of your interest in the Fund that you did tender, you remained an Investor only until March 31, 2005.

         If you have any questions, please feel free to contact your account service director.

                                   Sincerely,

                                   SEI OPPORTUNITY MASTER FUND, L.P.


Enclosure